Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders QMIS TBS Capital Group Corp.

We hereby consent to the use of our report dated April 5, 2022, with respect to the financial statements of QMIS TBS Capital Group Corp., incorporated in the Registration Statement on Form S-1 of QMIS TBS Capital Group Corp. to be filed on about November 9, 2023. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Keith K Zhen CPA
Keith K Zhen CPA
Brooklyn, New York,
November 9, 2023